Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

We were incorporated as Olivia Ventures, Inc., or Olivia, in the State of Delaware on March 20, 2018. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act). As a result of the Merger, we have ceased to be a “shell company”.

On June 17, 2020, our wholly-owned subsidiary, Compass Acquisition LLC, a Delaware limited liability company, or the Acquisition Sub, merged with and into Compass Therapeutics LLC, a privately held Delaware limited liability company, or Compass Therapeutics, in a transaction which we refer to as the Merger. Additionally, certain of our wholly-owned subsidiaries, each, a Blocker Merger Sub, merged with and into the applicable blocker entity, or the Blockers, in transactions which we refer to as the Blocker Mergers.

Upon completion of the Merger and the Blocker Mergers:

●	Compass Therapeutics was the surviving entity in the Merger and became our wholly-owned subsidiary;

●	each Blocker was the surviving entity in the applicable Blocker Merger and became our wholly-subsidiary;

●	all of the preferred membership interests of Compass Therapeutics held by accredited investors were converted into common membership interests, except for the preferred membership interests held by the Blockers, which were cancelled without consideration;

●	all of the common membership interests of Compass Therapeutics (including common membership interests issued upon the conversion of preferred membership interests) were converted into 31,627,139 shares of our common stock;

●	all of the outstanding equity interests of the Blockers were converted into 7,428,217 shares of our common stock; and

●	with respect to 15 holders of an aggregate of 131,472 common membership interests of Compass Therapeutics who were not accredited investors, we paid an aggregate of approximately $68 thousand in cash in consideration for cancelling such membership interests.

On June 17, 2020, our board of directors and all of our pre-Merger stockholders approved our amended and restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware after completion of the Merger on June 17, 2020, pursuant to which, among other things, we changed our name to “Compass Therapeutics, Inc.” On June 17, 2020, our board of directors also adopted our amended and restated bylaws.

As a result of the Merger, we acquired the business of Compass Therapeutics and we will continue the existing business operations of Compass Therapeutics as a public reporting company under the name Compass Therapeutics, Inc.

On June 19, 2020, we sold 12,096,442 shares of our common stock pursuant to the initial closing of a private placement offering, or the Offering, for up to 14,000,000 shares of our common stock (plus up to an additional 2,000,000 shares of our common stock to cover over-subscriptions, if any) at a purchase price of $5.00 per share. We may hold one or more subsequent closings at any time prior to July 19, 2020, unless otherwise extended, to sell any remaining shares in the Offering.

The Merger is being accounted for as a reverse-merger and recapitalization. Compass Therapeutics is the acquirer for financial reporting purposes, and Olivia is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Compass Therapeutics and will be recorded at the historical cost basis of Compass Therapeutics, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of Compass Therapeutics up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger. The unaudited pro forma combined financial information is based on individual historical financial statements of Compass Therapeutics and Olivia prepared under U.S. GAAP and is adjusted to give effect to the Merger Agreement.

Certain fees associated with the acquisition that were incurred by Compass Therapeutics and Olivia, such as fees for legal and financial services, are not reflected in these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incur upon completion of the Merger.

The unaudited pro forma combined balance sheets as of March 31, 2020 for Olivia and for Compass Therapeutics gives effect to the Merger as if it had been consummated on March 31, 2020 and includes adjustments that give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma combined statements of operations for the year ended March 31, 2020 gives effect to the Merger as if it had been consummated on April 1, 2019 and include adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented below

Compass Therapeutics and Olivia have different fiscal years. The unaudited pro forma condensed combined balance sheet and statements of operations have been prepared utilizing period ends that differ by less than 93 days, as permitted by Regulation S-X. The pro forma statement of operations information included in the pro forma financial statements is based on the following:

●	With respect to Compass Therapeutics, the audited consolidated financial statements of Compass Therapeutics contained in Exhibit 99.1 for the year ended December 31, 2019; and

●	With respect to Olivia, the audited financial statement of Olivia contained in Exhibit 99.2 for the year ended March 31, 2020.

The pro forma balance sheet information is based on the following:

●	With respect to Compass Therapeutics, the unaudited consolidated balance sheet as of March 31, 2020; and

●	With respect to Olivia, the audited balance sheet as of March 31, 2020.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations or financial position would actually have been had the Merger occurred on the dates described above or to project the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) Compass Therapeutics’ audited consolidated balance sheet as of December 31, 2019 and the related consolidated statements of operations, statements of preferred units and members’ deficit, and statements of cash flows for the years ended December 31, 2019 and 2018 and the accompanying notes and the unaudited interim consolidated balance sheet as of March 31, 2020 and (2) Olivia’s audited balance sheet as of March 31, 2020 and the related statements of operations and statements of cash flows for the year ended March 31, 2020.

Compass Therapeutics LLC and Olivia Ventures, Inc.

Unaudited Pro Forma Combined Balance Sheets

As of March 31, 2020

(in thousands)

	Compass Therapeutics	Olivia	Pro forma		Private Placement,		Combined
	LLC	Ventures,	Adjustments		net		Pro Forma
	(unaudited)	Inc.	(unaudited)		(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,530	$4	$(1,212	)(a)	$54,020	(e)	$70,342
			(68	)(g)			(68)
Prepaid expenses and other current assets	959	-	-		-		959
Total current assets	18,489	4	(1,280)		54,020		71,233
Property and equipment, net	3,315	-	-		-		3,315
Restricted cash	263	-	-		-		263
Other assets	213	-	-		(129	)(e)	84
Total assets	$22,280	$4	$(1,280)		$53,891		$74,895
Liabilities, Convertible Preferred Units and Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$7,447	$-	$-		$-		$7,447
Accounts payable	343	-	-		-		343
Accrued expenses	1,117	9	(9	)(a)	(64	)(e)	1,053
Note payable - stockholder	-	103	(103	)(a)	-		-
Derivative liability related to loan	814	-	(814	)(a)	-		-
Total current liabilities	9,721	112	(926)		(64)		8,843
Long-term debt, including accretion, net of current portion	7,447	-	-		-		7,447
Total liabilities	17,168	112	(926)		(64)		16,290
Convertible preferred units	129,870	-	(129,870	)(b)	-		-
Equity (Deficit):
Common units	3,552	-	(3,552	)(c)	-		-
Common stock	-	1	(1	)(d)	1		1
			3	(b)			3
			1	(c)			1
							-
Additional paid-in capital	-	-	129,867	(b)	54,154	(e)	184,021
			3,551	(c)			3,551
			1	(c)			1
			(109	)(e)			(109)
			(68	)(g)			(68)
Accumulated deficit	(128,310)	(109)	109	(f)	(200	)(e)	(128,510)
			(286	)(a)			(286)
Total equity (deficit)	(124,758)	(108)	129,516		53,955		58,605
Total liabilities, convertible preferred units and equity (deficit)	$22,280	$4	$(1,280)		$53,891		$74,895

Compass Therapeutics LLC and Olivia Ventures, Inc.

Unaudited Pro Forma Combined Statements of Operations

Twelve Months Ended March 31, 2020

(in thousands except share and per share information)

	Compass	Olivia	Pro forma		Combined
	Therapeutics	Ventures,	Adjustments		Pro Forma
	LLC	Inc.	(unaudited)		(unaudited)
Operating expenses:
Research and development	$22,449	$-	$-		$22,449
General and administrative	11,603	32	-		11,635
Total operating expenses	34,052	32	-		34,084
Loss from operations	(34,052)	(32)	-		(34,084)
Other Income (expense):
Interest income	743	-	-		743
Interest expense	(1,228)	(5)	5	(h)	(1,228)
Change in fair value of derivative liability	(104)	-	104	(i)	-
Realized foreign exchange loss	(12)	-	-		(12)
Loss before income tax expense	(34,653)	(37)	109		(34,581)
Income tax expense	(91)	-	-		(91)
Net loss	$(34,744)	$(37)	$109		$(34,672)

Net loss per common share, basic and diluted		$(0.01)			$(0.69)
Weighted-average common shares outstanding, basic and diluted		5,000,000			50,235,216

Compass Therapeutics LLC and Olivia Ventures, Inc.

Unaudited Pro Forma Combined Statements of Operations

Twelve Months Ended March 31, 2019

(in thousands except share and per share information)

Merger Pro Forma Adjustments

(a)	To record the $0.1 million repayment of the Note Payable and related accrued interest to the stockholder of Olivia and the $1.1 million success fee payment to the lender under the Compass Therapeutics’ 2018 credit facility with Pacific Western Bank, Inc, or the 2018 Credit Facility. These payments are due upon consummation of the Merger.

(b)	To record the conversion of the convertible preferred units of Compass Therapeutics into common stock followed by the exchange of such shares for shares of common stock of the new merged entity, Compass Therapeutics, Inc., with a par value of $0.0001 per share.

(c)	To record the conversion of the common units of Compass Therapeutics into common stock followed by the exchange of such shares for shares of common stock of the new merged entity, Compass Therapeutics, Inc. with a par value of $0.0001 per share.

(d)	To record the cancellation of shares of common stock of Olivia outstanding immediately prior to the Merger.

(e)	In June 2020, the Company completed the initial closing of the Offering and issued 12,096,442 shares of common stock, with a par value of $0.0001 per share, at an offering price of $5.00 per share. The proceeds, net of placement agent and other offering expenses estimated at $6.3 million, are $54.0 million.

(f)	To eliminate the historical accumulated deficit of Olivia upon consummation of the Merger.

(g)	To record cash payment to unaccredited investors in lieu of common units of Compass Therapeutics,.

(h)	The unaudited pro forma combined statement of operations reflect an adjustment for the reduction in interest expense to reflect the repayment of the stockholder note payable of Olivia as if the repayment occurred on April 1, 2019.

(i)	The unaudited pro forma combined statements of operations reflect an elimination to the change in fair value of the derivative liability to reflect the success fee payment upon completion of the Merger as required under the 2018 Credit Facility and as if the success fee payment occurred on April 1, 2019.